3Q18 Financial Results October 19, 2018 Exhibit 99.2

Forward-looking statements and use of key performance metrics and non-GAAP financial measures This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics:   Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include:   Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio. Established targets for the KPMs are based on Management-reporting results and are referred to by the Company as “Underlying” results. We believe that “Underlying” results, which exclude notable items, as applicable, provide the best representation of our underlying financial progress toward the KPMs as they exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown these metrics on this basis to investors since our initial public offering in September of 2014. KPMs that reflect “Underlying” results are considered non-GAAP financial measures.   Non-GAAP Financial Measures:   This document contains non-GAAP financial measures denoted as “Underlying” results. “Underlying” results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our “Underlying” results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of “Underlying” results increases comparability of period-to-period results. The tables in the appendix present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.   Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Robust capital levels with a common equity tier 1 (“CET1”) ratio of 10.8%; TBV per share of $27.66 remained relatively stable QoQ(1) 3Q18 average deposits increased $4.1 billion, or 4% YoY; average loan-to-deposit ratio of 97.4% Repurchased $400 million of common shares; including common dividends, returned $529 million to stockholders 3Q18 common dividend increase of 23% from 2Q18 Provision expense of $78 million down 8% QoQ, largely reflecting improvement in retail real estate-secured products, partially offset by modestly higher net charge-offs Overall credit quality remains strong; NPLs 73 bps of loans, down 2 bps QoQ and 12 bps YoY NPL coverage ratio of 149% compares with 148% in 2Q18 and 131% in 3Q17 Allowance to loans and leases of 1.08% remained relatively stable with 2Q18 and 3Q17 Generated 4% average loan and deposit growth YoY Average loan yields of 4.46% improved 50 bps YoY, reflecting higher rates and improved mix Average deposit costs remained in-line with expectations, up 30 bps YoY Consumer Banking — Continued balance sheet momentum with average loans up 3% and average deposits up 4% YoY; Wealth Managed Money revenue up 23% YoY. Completed FAMC acquisition, adding scale in mortgage; 3Q18 conforming mortgage origination mix of 74% Commercial Banking — Average loan growth of 7% YoY; Particular strength in FX & IRP and card fees; capital markets’ pipelines remain robust; well-positioned with expanded M&A and underwriting capabilities 3Q18 highlights Improving profitability and returns Strong capital, liquidity and funding Strong credit quality Continued progress on strategic growth, efficiency and balance sheet optimization initiatives Net income available to common of $436 million, up 28% YoY and 3% QoQ; EPS of $0.91, up 34% YoY and 3% QoQ Results reflect the impact of the August 1, 2018 acquisition of Franklin American Mortgage Company (“FAMC”) and $7 million of after-tax notable items Underlying net income available to common of $443 million, up 30% YoY and 4% QoQ, with Underlying EPS of $0.93, up 37% YoY and 6% QoQ(1) Revenue of $1.6 billion, up 8% YoY and 4% QoQ NII up 8% YoY and 2% QoQ, with NIM of 3.19% up 14 bps YOY and 1 bp QoQ; NIM excluding FAMC of 3.20%(1) Noninterest income up 9% YoY and 7% QoQ, including $24 million impact of FAMC Operating leverage of 2.2% YoY; 4.4% on an Underlying basis excluding FAMC(1) Efficiency ratio of 58.2%; 57.0% on an Underlying basis excluding FAMC(1) ROTCE of 13.3%, up 316 bps YoY and 36 bps QoQ; Underlying ROTCE of 13.5%, up 337 bps YoY and 57 bps QoQ(1) Note: Throughout this release, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. Select totals may not foot due to rounding. In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation. Current period regulatory capital ratios are preliminary. Any mention of EPS refers to diluted EPS. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. “Underlying” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.

Notable Items(1) 3Q18 reported results included $9 million in pre-tax integration costs associated with the August 1, 2018 FAMC acquisition. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. “Underlying” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found throughout this presentation. Total estimated after-tax integration costs are in the $30-$45 million range, with completion targeted by year-end 2019.

GAAP financial summary

$s in millions	3Q18	2Q18	3Q17	3Q18 change from 2Q18 $	3Q18 change from 2Q18 %	3Q18 change from 3Q17 $	3Q18 change from 3Q17 %
Net interest income	$1,148	$1,121	$1,062	$ 27	2 %	$ 86	8 %
Noninterest income	**416**	**388**	**381**	**28**	**7**	**35**	**9**
Total revenue	1,564	1,509	1,443	55	4	121	8
Noninterest expense	**910**	**875**	**858**	**35**	**4**	**52**	**6**
Pre-provision profit	654	634	585	20	3	69	12
Provision for credit losses	**78**	**85**	**72**	**(7)**	**(8)**	**6**	**8**
Income before income tax expense	576	549	513	27	5	63	12
Income tax expense	**133**	**124**	**165**	**9**	**7**	**(32)**	**(19)**
Net income	$ 443	$ 425	$ 348	$ 18	4 %	$ 95	27
Preferred dividends	**7**	**—**	**7**	**7**	**NM**	**—**	**—**
Net income available to common stockholders	$ 436	$ 425	$ 341	$ 11	3 %	$ 95	28 %
$s in billions							
Average interest-earning assets	$142.2	$140.5	$137.5	$ 1.6	1 %	$ 4.7	3 %
Average deposits	**$117.0**	**$115.1**	**$112.9**	**$ 1.9**	**2 %**	**$ 4.1**	**4 %**
Key performance metrics[1]							
Net interest margin	3.19 %	3.18 %	3.05 %	1 bps		14 bps	
Loan-to-deposit ratio[2]	**98.0**	**96.9**	**97.3**	**112**		**71**	
ROACE	8.8	8.7	6.9	17		195	
ROTCE	**13.3**	**12.9**	**10.1**	**36**		**316**	
ROA	1.1	1.1	0.9	2		21	
ROTA	**1.2**	**1.2**	**1.0**	**2**		**22**	
Efficiency ratio	58.2 %	58.0 %	59.4 %	25 bps		(121) bps	
FTEs[3]	**18,332**	**17,699**	**17,696**	**633**	**4 %**	**636**	**4 %**
Per common share							
Diluted earnings	$ 0.91	$ 0.88	$ 0.68	$ 0.03	3 %	$ 0.23	34 %
Tangible book value	**$27.66**	**$27.67**	**$27.05**	**$ (0.01)**	**— %**	**$ 0.61**	**2 %**
Average diluted shares outstanding (in millions)	477.6	486.1	502.2	(8.5)	(2) %	(24.6)	(5) %

YoY Underlying[1]	YoY Underlying excluding FAMC[1]
↑ 9%	↑ 3%
↑ 8%	↑ 7%
↑ 5%	↑ 2%
3.3% operating leverage	4.4% operating leverage

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.
2) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

Highlights

Linked quarter:

- Net income available to common stockholders up $11 million, or 3%, and EPS up $0.03, or 3%, reflecting growth in revenue and expense, including the impact of the FAMC acquisition, as well as lower provision expense
  - ROTCE improved 36 bps[1]
- NII up $27 million, or 2%, reflecting 1% average loan growth and a 1 bp improvement in NIM, given higher rates and improved loan mix
- Noninterest income increased $28 million, including the $24 million impact of the FAMC acquisition
- Noninterest expense increased $35 million, including the $34 million impact of the FAMC acquisition and notable items
  - Efficiency ratio relatively stable at 58.2%[1]

Prior-year quarter:

- Net income available to common stockholders up 28% and EPS up 34%; ROTCE up 316 bps[1]
- NII up $86 million, or 8%, reflecting 4% average loan growth and a 14 bp improvement in NIM, given higher rates and improved loan mix
- Noninterest income up $35 million, including the $24 million impact of the FAMC acquisition
- Noninterest expense up $52 million, including the $34 million impact of the FAMC acquisition and notable items
  - Underlying excluding FAMC up $18 million, or 2%[1]
  - Positive operating leverage of 3.3% on an Underlying basis and 4.4% on a Underlying basis excluding FAMC[1]
- Provision for credit losses increased $6 million

Citizens Financial Group, Inc.™

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3Q18 Underlying financial summary[(1)]

$s in millions	3Q18 Underlying[(1)]	2Q18 Reported	3Q17 Reported	3Q18 change from 2Q18 Reported	3Q18 change from 3Q17 Reported	YoY Underlying excluding FAMC[(1)]
Net interest income	$ 1,148	$ 1,121	$ 1,062	2 %	8 %	
Noninterest income	416	388	381	7	9	↑ 3%
Total revenue	1,564	1,509	1,443	4	8	↑ 7%
Noninterest expense	901	875	858	3	5	↑ 2%
						4.4% operating leverage
Net income available to common stockholders	$ 443	$ 425	$ 341	4 %	30 %	
Key performance metrics[(1)]						
ROTCE[(1)]	13.5 %	12.9 %	10.1 %	57 bps	337 bps	
Efficiency ratio[(1)]	57.6 %	58.0 %	59.4 %	(33) bps	(179) bps	
Diluted EPS	$ 0.93	$ 0.88	$ 0.68	6 %	37 %	
Tangible book value	$ 27.66	$ 27.67	$ 27.05	— %	2 %	

Highlights

Linked quarter:

- Underlying net income available to common stockholders up 4%, and EPS of $0.93 up 6%[(1)]
  - ROTCE increased 57 bps to 13.5%[(1)]
- NII up $27 million, or 2%, reflecting 1% average loan growth; NIM excluding FAMC up 2 bps given higher rates and improved loan mix, partially offset by a 1 bp decrease tied to FAMC[(1)]
- Noninterest income increased $28 million, or 7%, given the FAMC acquisition; Underlying excluding FAMC up $4 million, or 1%[(1)]
- Noninterest expense increased $26 million, reflecting a $25 million impact of the FAMC acquisition
  - Underlying excluding FAMC remained stable, largely reflecting continued execution of our efficiency initiatives[(1)]
  - Underlying operating leverage excluding FAMC of 1.8%; efficiency ratio improved to 57.0% excluding FAMC[(1)]

Prior-year quarter:

- Net income available to common stockholders up 30% and EPS up 37%; ROTCE improved 337 bps[(1)]
- NII up $86 million, or 8%, driven by 4% average loan growth and a 14 bp improvement in NIM, given higher rates and improved loan mix
  - NIM excluding FAMC improved 15 bps[(1)]
- Noninterest income up $35 million, driven by $24 million impact of the FAMC acquisition; Underlying excluding FAMC up $11 million, or 3%[(1)]
- Noninterest expense up $43 million, including the $25 million impact of the FAMC acquisition[(1)]
  - Underlying excluding FAMC up $18 million, or 2%[(1)]
  - Positive operating leverage of 3.3% on an Underlying basis and 4.4% on a Underlying basis excluding FAMC[(1)]

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.

Citizens Financial Group, Inc.™

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Net interest income

$s in millions, except earning assets



Net interest income
$137.5B
$138.4B
$138.7B
$140.5B
$142.2B
$1,062
$1,080
$1,091
$1,121
$1,148
3.05%
3.08%
3.16%
3.18%
3.19%
Underlying NIM excluding FAMC of 3.20%(1)
3Q17
4Q17
1Q18
2Q18
3Q18
Average interest-earning assets
Net interest income
Net interest margin

Highlights

Linked quarter:

- NII up $27 million, or 2%
  - Reflects 1% average loan growth and increase in NIM
- NIM of 3.19% up from 3.18%, and reflected a 1 bp reduction tied to the FAMC acquisition; NIM excluding FAMC of 3.20%[1]
  - Reflects higher loan yields tied to higher rates, partially offset by increased deposit and funding costs

Prior-year quarter:

- NII up $86 million, or 8%
  - Reflects 4% growth in average loans, and a 14 bp improvement in NIM; NIM excluding FAMC improved 15 bps[1]
- NIM improvement reflects higher interest-earning asset yields given higher rates and continued mix shift towards higher-yielding assets, partially offset by higher deposit and funding costs
  - Includes ~5 bp benefit from Balance Sheet Optimization "BSO" initiatives excluding the impact of FAMC

Net Interest Margin Walk

	3Q18 change from 2Q18	3Q18 change from 3Q17
Beginning NIM	3.18%	3.05%
NIM Impact of: Loan yields	+ 0.09	+ 0.42
NIM Impact of: Investment portfolio	+ 0.01	+ 0.03
NIM Impact of: Deposit costs	- 0.08	- 0.26
NIM Impact of: Borrowings/other	- 0.01	- 0.05
Ending reported NIM	3.19%	3.19%
FAMC NIM impact	- 0.01	- 0.01
Underlying NIM excluding FAMC △[1]	+ 0.02	+ 0.15
Underlying NIM excluding FAMC[1]	3.20%	3.20%

1) References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.

Citizens Financial Group, Inc.

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Noninterest income

$s in millions

	3Q18	2Q18	3Q17	3Q18 change from 2Q18 $	3Q18 change from 2Q18 %	3Q18 change from 3Q17 $	3Q18 change from 3Q17 %
Service charges and fees	$ 131	$127	$131	$ 4	3 %	$—	— %
Card fees	61	60	58	1	2	3	5
Capital markets fees	47	48	53	(1)	(2)	(6)	(11)
Trust and investment services fees	45	43	38	2	5	7	18
Letter of credit and loan fees	32	32	30	—	—	2	7
FX and interest rate products	31	34	24	(3)	(9)	7	29
Mortgage banking fees	49	27	27	22	81	22	81
Securities gains, net	3	2	2	1	50	1	50
Other income	17	15	18	2	13	(1)	(6)
Noninterest income	$ 416	$388	$381	$28	7 %	$35	9 %
FAMC impact	$ 24	$ —	$ —	$24	NM	$24	NM
Noninterest income excl. FAMC	$ 392	$388	$381	$ 4	1 %	$11	3 %

Underlying excluding FAMC[1]

	QoQ	YoY
Mortgage banking fees	↓ 7%	↓ 7%
Other income	↑ 13%	↓6%



$381
$404
$387
$371
$388
$416
3Q17
4Q17
1Q18
2Q18
3Q18
GAAP noninterest income[1]
Underlying noninterest income[1]

YOY Underlying excluding FAMC[1] 3%

Highlights

Linked quarter:

- Noninterest income up $28 million, or 7%, including a $24 million impact of the FAMC acquisition; Underlying noninterest income excluding FAMC up 1%[1]
  - Mortgage banking fees up $22 million, or 81%, driven by the impact of the FAMC acquisition; mortgage fees excluding FAMC were relatively stable[1]
  - Service charges and fees up $4 million, or 3%, given seasonality
  - Card fees were relatively stable
  - Capital markets fees were relatively stable as a reduction in loan syndication fees given lower overall market activity was largely offset by higher underwriting and advisory fees; pipelines strong for Q4
  - Trust and investments services fees up $2 million, or 5%, driven by increased sales volumes and growth in managed money accounts
  - FX & IRP decreased $3 million, or 9%, from record 2Q18 levels, reflecting a $3 million adjustment tied to a credit-valuation adjustment methodology change

Prior-year quarter

- Noninterest income up $35 million, or 9%
  - Mortgage banking fees up $22 million, or 81%, driven by the impact of the FAMC acquisition; mortgage fees excluding FAMC were relatively stable[1]
  - Service charges and fees were stable
  - Capital market fees were down $6 million, or 11%, given lower loan syndication fees in line with market activity
  - Trust and investment services fees up $7 million, or 18%, given increased sales volumes and growth in managed money accounts
  - FX & IRP fees up $7 million, or 29%, partially offset by a $3 million adjustment tied to a credit-valuation adjustment methodology change

Note: Other income includes bank-owned life insurance and other income.

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.

Citizens Financial Group, Inc.

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Noninterest expense

$s in millions

	3Q18	2Q18	3Q17	3Q18 change from 2Q18		3Q18 change from 3Q17		Underlying excluding FAMC[(1)]	
				$	%	$	%	QoQ	YoY
Salaries and benefits	$ 474	$ 453	$ 438	$ 21	5 %	$ 36	8 %		
Occupancy	81	79	78	2	3	3	4		
Equipment expense	70	64	65	6	9	5	8		
Outside services	107	106	99	1	1	8	8		
Amortization of software	47	46	45	1	2	2	4		
Other expense	131	127	133	4	3	(2)	(2)		
Noninterest expense	$ 910	$ 875	$ 858	$ 35	4 %	$ 52	6 %		
Notable items	$ 9	$ —	$ —	$ 9	NM	$ 9	NM		
Underlying, as applicable									
Salaries and benefits[(1)]	$ 469	$ 453	$ 438	$ 16	4 %	$ 31	7 %	—	↑3%
Occupancy	81	79	78	2	3	3	4	↑ 1%	↑ 3%
Equipment expense	70	64	65	6	9	5	8	↑ 8%	↑ 6%
Outside services[(1)]	106	106	99	—	—	7	7	↓ 5%	↑ 2%
Amortization of software	47	46	45	1	2	2	4	↑ 2%	↑ 4%
Other expense[(1)]	128	127	133	1	1	(5)	(4)	↓ 1%	↓ 5%
Underlying noninterest expense[(1)]	$ 901	$ 875	$ 858	$ 26	3 %	$ 43	5 %	—	↑ 2%
FAMC expense impact	$ 25	$ —	$ —	$ 25	NM	$ 25	NM		
Underlying noninterest expense excluding FAMC[(1)]	$ 876	$ 875	$ 858	$ 1	—	$ 18	2%		
Full-time equivalents (FTEs)	18,332	17,699	17,696	633		636			



GAAP efficiency ratio[(1)]
Underlying efficiency ratio[(1)]
59.4%
60.5%
58.5%
60.4%
58.0%
58.2%
57.6%
Underlying excluding FAMC of 57.0%[(1)]
3Q17
4Q17
1Q18
2Q18
3Q18

Highlights

Linked quarter:

- Noninterest expense up $35 million, or 4%, including a $34 million impact of FAMC acquisition and notable items; stable performance excluding FAMC reflects continued discipline and the benefit of TOP efficiency initiatives
- Salaries and employee benefits increased $21 million, given a $16 million increase tied to FAMC and $5 million of notable items
  - FTEs up a net 633 as the 798 increase tied to FAMC was partially offset by the continued benefit of our TOP initiatives
- Equipment expense up $6 million, or 9%
- Outside services up $1 million, or 1%; Underlying excluding FAMC down $5 million, or 5%[(1)]
- Other expense increased $4 million, or 3%; Underlying expense excluding FAMC was stable[(1)]
- Results reflect $9 million of pre-tax integration costs related to the FAMC acquisition

Prior-year quarter:

- Noninterest expense up $52 million, or 6%
  - Underlying noninterest expense increased $43 million, or 5%; Underlying noninterest expense excluding FAMC increased $18 million, or 2%[(1)]
- Salaries and employee benefits up $36 million, or 8%, reflecting FAMC and higher revenue-based compensation, along with the impact of our strategic-growth initiatives
  - Underlying salary and employee benefit expense up $31 million; Underlying excluding FAMC up $15 million[(1)]
- Outside services expense up $8 million, or 8%; Underlying excluding FAMC up 2%[(1)]

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.

Citizens Financial Group, Inc.
8

Average Loans and Leases Linked quarter: Average core loans and leases up $1.2 billion, or 1% Core retail up $453 million, with growth in residential mortgage, unsecured and education, partially offset by planned reductions in auto and lower home equity Core commercial loans up $763 million, or 1%, with growth paced by commercial real estate and selective commercial categories Average loans held for sale increased $692 million, given a $724 million impact of the FAMC acquisition Total loan yields improved 11 bps, given the impact of continued mix shift towards higher-returning categories, as well as the benefit of higher short-term rates Prior-year quarter: Average core loans and leases up $4.9 billion, or 5% Core retail loans up $1.7 billion, or 3%, driven by strength in residential mortgage, education and unsecured, partially offset by lower home equity and a planned reduction in auto Core commercial up $3.2 billion, or 6%, with strength in Commercial Real Estate, mid-corporate and middle market given geographic and industry expansion strategies, partially offset by a planned reduction in leasing Total loan yields improved 50 bps, given the impact of continued mix shift toward higher-returning categories and the benefit of higher short-term rates Highlights YoY Loan Growth á 5% á 3% á 6% Total Core Total Core Retail Total Core Commercial Total core commercial loans and leases Total core retail loans (1) Note: Numbers may not foot due to rounding. Non-core loans are primarily liquidating loan and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Average funding and cost of funds

$s in billions

Average interest-bearing liabilities and DDA


$127.5B
$128.6B
$129.1B
$130.7B
$132.7B
Total long-term borrowings
Fed funds, repo, ST borrowed funds
Term deposits
Checking with interest
DDA
Money market & savings
$12.2
$2.4
$16.0
$21.9
$28.0
$47.0
$11.7
$3.1
$16.5
$21.5
$28.9
$47.0
$13.5
$2.1
$16.5
$21.7
$28.5
$46.7
$13.4
$2.2
$17.8
$22.2
$28.8
$46.3
$12.8
$2.9
$18.8
$21.8
$29.7
$46.8
YOY DDA excl. FAMC
↑ 4%
3Q17
4Q17
1Q18
2Q18
3Q18

	3Q17	4Q17	1Q18	2Q18	3Q18
Deposit cost of funds	0.43%	0.45%	0.52%	0.63%	0.73%
Total cost of funds	0.63%	0.65%	0.74%	0.89%	0.98%

Highlights

Linked quarter:

- Total average deposits up $1.9 billion, or 2%
  - Largely reflects growth in term deposits, demand, savings and money market, partially offset by a reduction in checking with interest
  - FAMC added $442 million in escrow demand deposits
  - Citizens Access™ raised ~$1 billion at quarter end with an average balance impact of $551 million
  - Total deposit costs increased 10 bps to 0.73%, in-line with expectations, given higher rates, and favorable to 11bps of growth in 2Q18
- Total cost of funds increased 9 bps given higher rates, down from 15 bps growth in 2Q18

Prior-year quarter:

- Average total deposits up $4.1 billion, or 4%
  - DDA up 6%, up 4% excluding FAMC
  - Reflects strength in term, demand, and savings, partially offset by lower money market balances and checking with interest
  - Total deposit costs increased 30 bps as the impact of higher rates was partially offset by growth in lower-cost categories and continued pricing discipline
- Total cost of funds increased 35 bps, reflecting the impact of the shift towards a more balanced mix of long-term and short-term funding along with the impact of higher interest rates

Citizens Financial Group, Inc.
10

Strong credit-quality trends continue Allowance for loan and lease losses to nonperforming loans and leases. $s in millions (1) Nonperforming loans Allowance for loan and lease losses Highlights Provision for credit losses, net charge-offs Provision for credit losses Total net c/os Net c/o ratio Core c/o ratio Overall credit quality remains strong, reflecting growth in lower-risk retail portfolios and a stable risk profile in commercial NPLs to total loans and leases ratio of 0.73% remained relatively stable with 2Q18 and improved from 0.85% in 3Q17 NPLs of $832 million decreased 2%, from 2Q18 and 11% from 3Q17, driven by a 21% decrease in commercial and a 5% decrease in retail Net charge-offs of 0.30% of average loans and leases remained relatively stable Commercial net charge-offs of $16 million, up modestly YoY given lower recoveries Retail net charge-offs of $70 million, up modestly YoY given expected portfolio seasoning Provision for credit losses of $78 million down $7 million from 2Q18, driven by improvement in retail real estate-secured products; YoY results reflect strong portfolio credit quality, lower commercial recoveries and expected retail portfolio seasoning Allowance to total loans and leases of 1.08% remained relatively stable Allowance to NPL coverage ratio improved to 149% from 148% in 2Q18 and 131% in 3Q17

Capital and liquidity remain strong Highlights Capital levels remain at the higher end of the range for regional peers 3Q18 CET1 ratio of 10.8% down 0.4% compared with 2Q18 largely tied to FAMC acquisition and higher stock repurchases(1) LDR of 98.0% compares with 96.9% in 2Q18(3) Fully compliant with LCR(2) 2018 CCAR plan reflects further commitment towards prudent return of capital During 3Q18, repurchased 10 million common shares at a weighted-average effective price of $39.83; including common dividends, returned $529 million to shareholders Increased the quarterly dividend by 23% in 3Q18 to $0.27 per share; ability to increase the quarterly dividend by another 19%, to $0.32 per share, beginning in 1Q19 Current reporting period regulatory capital ratios are preliminary. Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG’s minimal LCR requirement is 100% as of January 2017. In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation. Capital Ratio trend(1) Loan-to-deposit ratio(3)

Strategic initiatives update

Balance Sheet Optimization		▪ Grow more attractive risk-adjusted return portfolios	▪ NIM up 15 bps YoY excluding FAMC; ~5 bps of this is from our BSO efforts excluding FAMC[1] ▪ Core Education, personal unsecured and merchant financing up 20% YoY ▪ Industry Verticals' loans up 19% YoY; CRE yield up 89 bps YoY ▪ Average non-core loans down 18% YoY
Balance Sheet Optimization		▪ Reposition select portfolios	▪ Optimize Auto and Leasing portfolios: core yields up 43 bps and 25 bps YoY, respectively, and portfolios down 7% and 12%, respectively
Balance Sheet Optimization		▪ Optimize deposit mix	▪ Targeting increased DDA and lower-cost deposits; average DDA balances up 4% YoY excluding FAMC
Fee growth	Consumer	▪ Enhance Mortgage platform	▪ FAMC acquisition adds $612 million mortgage servicing rights portfolio; conforming mix improved to 74%
Fee growth	Consumer	▪ Expand Wealth	▪ Managed money revenue up 23% YoY; continue to add FCs to increase investment penetration
Fee growth	Commercial	▪ Expand Capital & Global Market capabilities	▪ FX and interest rate products up 30% YoY; Capital Markets pipelines remain robust
Fee growth	Commercial	▪ Build out Treasury Solutions	▪ Commercial card fees up 18% YoY, driven by strong increase in purchase volume
Foundational		▪ TOP IV Program efficiency & revenue initiatives on track to deliver end of 2018 run-rate pre-tax benefit of ~$105-$110 million; TOP V Program estimated to deliver end of 2019 run-rate pre-tax benefit of ~$90-$100 million	
Foundational		▪ Launched next phase of process re-engineering opportunities with focus on Consumer operations, mortgage and project delivery	
Foundational		▪ Leveraging enhanced data analytics/transformative technology — APIs, robotics, cloud	
Capital		▪ Continue capital normalization — Returned $529 million to common shareholders in 3Q18, including dividends and share repurchases; increased quarterly dividend by $0.05, or 23%, to $0.27 for 3Q18	

Strategic & business highlights

- *Forbes* Best employer for New Grads; third highest-rated financial institution
- Received Community Reinvestment Act (CRA) rating of "Outstanding" from OCC

Consumer

- Completed Franklin American Mortgage Company acquisition
  - Added $612 million of mortgage servicing rights and expanded distribution channels
- Substantial progress with Citizens Access™
  - $1.0 billion raised with average account balance of ~$70,000
- Launched "Cash Back Plus" credit card offering

Commercial

- 95% Corporate Banking client satisfaction score and improved net promoter score[2]
- Continue to build and up-tier talent in geographic and industry expansion strategies
- Further progress in sales and trading capabilities

1) References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.
2) Barlow Research Associates, Inc. October 2018 Voice of the Client Survey, top-2 box.

Citizens Financial Group, Inc.

13

Balancing investment for long-term with need to deliver consistently improving results Commercial Consumer Investing in enhanced data analytics capabilities to enable increased personalization, improved insights, and stronger customer value propositions Creating a partner ecosystem with FinTechs to expedite product development and enhance customer experience by building out Application Programming Interfaces (APIs) Expanding number of Agile pods to accelerate speed of delivery, quality, productivity and colleague engagement Investing in new real-time payments hub to enable new payment types and services Strengthening our cyber-security posture to better protect Citizens and our customers Prioritizing and encouraging innovation and experimentation across the bank Building out hybrid-cloud capability with a cloud first strategy for improved efficiency and scalability Enterprise Building a new, flexible mobile/online banking platform to enable increased digital functionality and speed to market Successful launch of Citizens AccessTM targeting deposit accounts to out-of-footprint customers; future phases planned to broaden offerings, deepen relationships Revamping end-to-end customer experiences across account opening, fraud resolution, problem resolution and home buying. Will bolster customer satisfaction and retention while reducing costs Transforming the physical network and work-force to support advice-based model Upgrading core cash management infrastructure and diversifying our offering to service full spectrum of treasury needs Investing in new escrow capabilities to help attract low cost deposits Enhancing end-to-end customer experience for business payments Expanding into new, attractive geographic markets Further build out of Capital Markets and Global Markets capabilities

Making consistent progress against our financial goals



Key Indicators
Medium-term targets
Adjusted/ Underlying ROTCE(1)
4.3% 5.2% 5.2% 6.3% 6.2% 6.8% 6.7% 6.7% 6.6% 6.8% 6.6% 7.3% 8.0% 8.4% 9.0% 9.6% 10.1% 10.4% 11.7% 12.9% 13.5%
13.3%
~13 - 15%
Adjusted/ Underlying efficiency ratio(1)
68% 68% 69% 70% 68% 67% 68% 67% 66% 66% 66% 65% 63% 62% 62% 62% 59% 59% 60% 58% 58%
60%
58%
mid-50s%
Common equity tier 1 ratio(2)
13.9% 13.5% 13.4% 13.3% 12.9% 12.4% 12.2% 11.8% 11.8% 11.7% 11.6% 11.5% 11.3% 11.2% 11.2% 11.2% 11.1% 11.2% 11.2% 11.2% 10.8%
~10.0 - 10.25%
EPS
Adjusted/Underlying diluted EPS(1)
$0.26 $0.30 $0.30 $0.37 $0.36 $0.39 $0.39 $0.40 $0.40 $0.42 $0.41 $0.46 $0.52 $0.55 $0.61 $0.63 $0.68 $0.71 $0.78 $0.88 $0.93
$0.57
$0.91
3Q13 (3) 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
Adjusted results(1)
Reported results(1)
Underlying results(1)

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.

2) Common equity tier 1 ("CET1") capital under Basel III replaced tier 1 common capital under Basel I effective January 1, 2015. Current period regulatory capital ratios are preliminary.

3) Commencement of separation effort from RBS.

Citizens Financial Group, Inc.

15

4Q18 outlook

	3Q18 Underlying results[1]	4Q18 Underlying outlook (excludes expected notable items)
Net interest income, net interest margin	▪ $114.0 billion average loans ▪ 3.19% NIM	▪ ~1-1.25% average loan growth ▪ ~3-4 bps in NIM expansion
Noninterest income	▪ $416 million; $392 million excluding FAMC	▪ ~5-7% increase; ~2-4% excluding FAMC
Noninterest expense	▪ $901 million; $876 million excluding FAMC	▪ ~2-3% increase; ~1-2% excluding FAMC ▪ Continued positive operating leverage and efficiency ratio improvement
Credit trends, tax rate	▪ $78 million provision expense ▪ 23.2% effective tax rate	▪ Provision expense ~$85-$95 million ▪ Effective tax rate of ~23%[4]
Capital, liquidity and funding	▪ 10.8% CET1 ratio[2] ▪ 97.4% avg.; 98% spot LDR[3]	▪ Quarter-end CET1 ratio ~10.8% ▪ Average LDR of ~98%

Note: Growth rates reflect impact of an additional 1 month of FAMC.

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation.
2) Current period regulatory capital ratios are preliminary.
3) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation.
4) Prior to any true-ups associated with December 2017 tax reform.

Citizens Financial Group, Inc.™

16

Key messages Strong 3Q18 results demonstrate continuing disciplined execution Driving attractive top-line growth coupled with strong expense management Delivered Underlying EPS growth of 37% YoY, with Underlying ROTCE improvement to 13.5%(1) Underlying operating leverage excluding FAMC of 4.4% YoY(1) Continue to execute well on TOP and BSO programs Robust balance sheet position Remain focused on growing more attractive risk-adjusted return portfolios and controlling deposit costs Credit quality and key coverage metrics remain strong; highly prudent and selective in capital deployment 10.8% CET1 ratio allows for strong balance sheet growth and targeted small acquisitions while delivering attractive return of capital to shareholders(1)(2) Strong top line growth and benefit of TOP programs allow for significant investments in technology, digital and data capabilities, talent and growth initiatives Building out fee-based capabilities to deepen relationships Focused on delivering enhanced customer experiences Instilled a mindset of continuous improvement Continue to balance short-term execution with long-term vision and investments for sustainable success Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. “Underlying” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation. Current period regulatory capital ratios are preliminary.

Appendix

Year-over-year results Excludes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. “Underlying” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation. GAAP results Underlying results(2) $663 á 13% á 4% Average loans(1) $s in billions á 4% Average deposits $s in billions á 12% Pre-provision profit $s in millions á316 bps NI á 28% $0.93 Underlying á 30% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity(2) 9.0% Underlying á 273 bps EPS á34% $0.91 $0.68 $443 Underlying á 37% á22 bps Return on average total tangible assets(2) Underlying á 337 bps Underlying á 13% 1.20% Underlying á 24 bps 13.5%

13.5% 1.20% Linked-quarter results Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity(2) NI á 3% Underlying á 4% Underlying á 128 bps EPS á 3% Underlying á 6% 10.4% $443 $0.93 $0.91 $0.88 GAAP results Underlying results(2) Average loans(1) $s in billions á 1% Average deposits $s in billions $663 á 3% Pre-provision profit $s in millions Underlying á 5% á 2 bps Return on average total tangible assets(2) Underlying á 4 bps 0.96% Excludes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. “Underlying” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to Underlying results excluding FAMC adjust for the impact of the August 1, 2018 FAMC acquisition. Additional information regarding the impact of the FAMC acquisition and notable items may be found on page 3 and throughout this presentation. á 2% á 36 bps Underlying á 57 bps

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding FAMC $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding FAMC $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding FAMC $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding FAMC $s in millions, except share, per share and ratio data